UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         June 20, 2012

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of stockholders (the “Annual Meeting”) of Sun Healthcare Group, Inc. (the “Company”) was held on June 20, 2012.

(b)           At the Annual Meeting, the Company’s stockholders (a) elected the seven nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2013 Annual Meeting of Stockholders or until successors are duly elected and qualified (“Election of Directors”), (b) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (“Auditor Ratification”), (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in the Proxy Statement (“Advisory Compensation Vote”), and (d) approved the Sun Healthcare Group, Inc. 2012 Cash Bonus Plan.  Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

				Broker
	For	Against	Abstain	Non-Votes
Gregory S. Anderson	16,358,410	421,652	23,252	5,329,378
Tony M. Astorga	16,362,496	390,062	50,756	5,329,378
Christian K. Bement	16,350,200	429,862	23,252	5,329,378
Michael J. Foster	16,321,082	385,680	96,552	5,329,378
Barbara B. Kennelly	16,355,309	428,425	19,580	5,329,378
William A. Mathies	16,318,079	407,977	77,258	5,329,378
Milton J. Walters	16,330,187	449,870	23,257	5,329,378

Auditor Ratification

For	Against	Abstain
21,415,738	128,298	588,656

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
16,403,399	179,194	220,721	5,329,378

2012 Cash Bonus Plan Approval

For	Against	Abstain	Broker Non-Votes
15,320,558	1,458,851	23,905	5,329,378

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jeffrey M. Kreger
Name: Jeffrey M. Kreger
Title: Vice President and Corporate Controller

Dated:  June 22, 2012